Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)  ☐

The Bank of New York Mellon
(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

240 Greenwich Street New York, New York	10286
(Address of principal executive offices)	(Zip code)
Legal Department
The Bank of New York Mellon
240 Greenwich Street
New York, NY 10286
(212) 635-1270
(Name, address and telephone number of agent for service)

Bristol-Myers Squibb Company
(Exact name of registrant as specified in its charter)

Delaware	22-0790350
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

430 East 29th Street, 14th Floor New York, New York	10016
(Address of principal executive offices)	(Zip code)

2.875% Senior Notes due 2020
3.950% Senior Notes due 2020
Senior Floating Rate Notes due 2020
2.875% Senior Notes due 2021
2.250% Senior Notes due 2021
2.550% Senior Notes due 2021
3.250% Senior Notes due 2022
Gle3.550% Senior Notes due 2022
Senior Floating Rate Notes due 2022
2.600% Senior Notes due 2022
2.750% Senior Notes due 2023
3.250% Senior Notes due 2023
4.000% Senior Notes due 2023
3.625% Senior Notes due 2024
2.900% Senior Notes due 2024
3.875% Senior Notes due 2025
3.200% Senior Notes due 2026
3.450% Senior Notes due 2027
3.900% Senior Notes due 2028
3.400% Senior Notes due 2029
4.125% Senior Notes due 2039
5.700% Senior Notes due 2040
5.250% Senior Notes due 2043
4.625% Senior Notes due 2044
5.000% Senior Notes due 2045
4.350% Senior Notes due 2047
4.550% Senior Notes due 2048
4.250% Senior Notes due 2049

(Title of indenture securities)

Item 1.	General Information.
Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12203 33 Liberty Plaza, New York, N.Y. 10045 550 17th Street, N.W., Washington, D.C. 20429 New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.

Item 16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-
A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735).

4.	-	A copy of the existing By-laws of the Trustee (Exhibit 4 to Form T-1 with Registration Statement No. 333-207042).

6.	-	The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382).

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Pittsburgh, and State of Pennsylvania, on the 20th day of May, 2020.

THE BANK OF NEW YORK MELLON

By:	/s/ Michael S. Thompson
	Name:	Michael S. Thompson
	Title:	Authorized Signatory

EXHIBIT 7

(Page i of ii)
Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON
of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2019, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.
ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	3,933,000
Interest-bearing balances	111,243,000
Securities:
Held-to-maturity securities	34,475,000
Available-for-sale securities	86,681,000
Equity securities with readily determinable fair values not held for trading	54,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	18,746,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	25,127,000
LESS: Allowance for loan and lease losses	95,000
Loans and leases held for investment, net of allowance	25,032,000
Trading assets	6,040,000
Premises and fixed assets (including capitalized leases)	3,026,000
Other real estate owned	2,000
Investments in unconsolidated subsidiaries and associated companies	1,728,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	7,019,000
Other assets	13,408,000
Total assets	311,387,000

LIABILITIES
Deposits:
In domestic offices	153,793,000
Noninterest-bearing	54,357,000
Interest-bearing	99,436,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	110,537,000
Noninterest-bearing	4,931,000
Interest-bearing	105,606,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,526,000
Securities sold under agreements to repurchase	1,868,000
Trading liabilities	3,250,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	6,839,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	6,571,000
Total liabilities	285,384,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,135,000
Retained earnings	15,105,000
Accumulated other comprehensive income	-1,372,000
Other equity capital components	0
Total bank equity capital	26,003,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	26,003,000
Total liabilities and equity capital	311,387,000

EXHIBIT 7

(Page ii of ii)
I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Michael Santomassimo
Chief Financial Officer
We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors